Exhibit 99.1

Mr. Neil W. Brown

2603 Woodbridge Road

Minnetonka Beach, MN 55361

Dear Neil,

In conjunction with your resignation from TCF Financial Corporation and all its subsidiaries (collectively “TCF”) and in recognition of your contributions, the following benefits are being offered to you and the following obligations are being requested from you pursuant to this letter agreement (the “Agreement”). In order for you to receive the benefits set forth herein, this Agreement must be signed by you, countersigned by TCF and the Rescission Period described in paragraph 11 must have expired without you exercising your rights of revocation.

1.            TERMINATION OF EMPLOYMENT/PAYMENTS: You resigned from your employment and all officer positions with TCF and its affiliates effective on November 19, 2012 (your “Employment Resignation Date”). Your last paycheck, issued on November 30, 2012, included pay through your Employment Resignation Date, plus 26 days of Paid Time Off (“PTO”).  Within 10 days of expiration of the Rescission Period (as defined in paragraph 11 below), TCF will make a lump sum payment in the amount of $1,269,643 to you, less applicable withholding.  Neither this, nor any other payment made pursuant to this Agreement shall be considered “Covered Compensation” for purposes of the TCF Employees Stock Purchase Plan or the TCF Employees Stock Purchase Plan — Supplemental Plan (the “SERP”).

2.    MEDICAL, DENTAL, LIFE INSURANCE COVERAGE AND DISABILITY: Following your Employment Resignation Date, you are eligible for continuation of medical and dental coverage under “COBRA” consistent with other former employees. Should you elect COBRA, TCF will pay the differential between the employee medical rate and the COBRA rate up to $5,300.  TCF reserves the right to amend or terminate the foregoing terms of medical insurance in conjunction with any such action taken with respect to medical coverage or COBRA coverage in general.

3.            PERQUISITES; TAXATION; MISCELLANEOUS: TCF will reimburse normal business expenses incurred through your Employment Termination Date provided that such expenses are submitted and approved according to standard procedures. TCF will report payments made to you under this Agreement in accordance with applicable requirements under the Internal Revenue Code, including the payments provided for in items #1 and #5 of this memo. Although withholding will be deducted from these payments, you are responsible for the payment of all taxes due on these amounts and you should consult your own tax adviser concerning whether estimated tax payments are necessary. You represent that you have returned all of your company-owned property, including your company issued phone and/or laptop and your security access card, except that you shall return your company-owned vehicle on or before December 31, 2012. You agree to promptly remit to TCF upon receipt any amounts received resulting from the equity ownership in Roaring Fork Club. TCF will pay expenses related to the membership at Spring Hill Country Club through December 31, 2012 and will agree, without further cost to TCF, to transfer the Spring Hill membership to you effective January 1, 2013, should you so choose by informing TCF in writing no later than December 24, 2012. Further, TCF will agree to pay for the preparation of your 2012 Personal Income Tax return.

4.            PLAN BENEFITS: You have a fully vested account in the TCF Employees Stock Purchase Plan, which you may leave in the plan or take distribution of pursuant to applicable Federal law and the terms of the plan. Your vested SERP benefit is not eligible for a tax-free rollover and will be distributed in accordance with the SERP provisions and your previous elections thereunder.  In addition, you have a fully vested benefit payable to you pursuant to the TCF Cash Balance Pension Plan.  None of these plan benefits are affected by this Agreement.

5.            LEGAL FEES: You are entitled to receive reimbursement of any legal fees you incur related to the review of this document; the cost of which shall not exceed $10,000. TCF may be billed directly for these services.

6.            NON-SOLICITATION/NON-HIRE AGREEMENT; NON-DISPARAGEMENT; PROPRIETARY MATTERS: you agree that commencing with the date of this Agreement and for a period of twelve months after your Employment Termination Date: 1) you will not solicit or assist anyone else in soliciting, the business of any customer of TCF nor hire any current employees of TCF into any position under your supervision at another company and 2) you will not disparage TCF or take any action that could damage the business or reputation of TCF or its affiliates or employees. You also agree that you will not take with you or utilize in any manner after your departure any lists, reports, materials or documents pertaining to your employment with TCF and you hereby acknowledge that such matters are proprietary matters relating to TCF which are subject to the confidentiality provision in the paragraph 7 hereof.

7.            CONFIDENTIALITY:  You agree to keep confidential all proprietary matters that relate to TCF and its affiliates and to surrender all materials (files, notes, memos, account information, investor information, recordings or materials of any other nature) in your possession that contain or relate to business matters of TCF or of any of its affiliated companies.

8.            LEGAL ISSUES:

A.        Except as listed on the attached Schedule A, you agree and hereby affirmatively state, by checking the appropriate box below, that you are not aware of any; (1) violations of law or regulation, (2) violations of TCF policies or practices or (3) any other matter or circumstance arising during the course of your relationship with TCF which in any way violated TCF’s Code of Ethics or in any way has compromised your honesty, ethics or integrity. (None of the benefits offered to you by this Agreement are related to or contingent upon your answer to this question. Furthermore, failure to disclose violations of which you are aware may subject you to future legal liability.)

Please check the appropriate space:

_____1            See Schedule A

__X___2         None

B.         You will make yourself reasonably available to testify on behalf of TCF and its affiliates, without requiring a subpoena, in any and all lawsuits involving TCF or its affiliates related in any way related to your employment with TCF, whether initiated before or after your Employment Termination Date and you agree to cooperate with TCF in connection with such litigation. TCF will reimburse you for any reasonable expenses (actual travel, lodging, food and $50 per hour of time involved) you may incur in connection with such litigation. Because you were employed in an officer position at TCF, any statements or evidence you give in the course of litigation might be construed as binding on TCF or as statements of TCF’s position. Therefore you agree to notify TCF’s General Counsel immediately of any request you may receive from any party seeking your participation or cooperation in any manner in any litigation or claim involving TCF and you agree to provide a reasonable opportunity for a TCF attorney to attend any such requested meeting or participate in any discussions or approve any contacts with any such party.

9.            MISCELLANEOUS:  This Agreement supersedes all oral or written prior agreements between the parties.  In the event a court of proper jurisdiction should determine that any part of this Agreement is unenforceable, the provisions of the Agreement shall be revised as the court determines in order to give effect to as much of the Agreement as the court determines is appropriate under applicable law.

10.    SECTION 409A OF THE INTERNAL REVENUE CODE:  The payment to you under the third sentence in Paragraph 1 above  is intended to be exempt from the requirements set forth in Section 409A of the Internal Revenue Code on the grounds that it only provides for short-term deferrals, and it shall be interpreted, administered and construed consistent with said intent.  However, if this Agreement or any provision thereof is or becomes or is deemed to be subject to the requirements of Section 409A of the Internal Revenue Code, the Agreement or such provision shall be construed or deemed amended, and the Agreement shall be administered, to conform to such requirements.  Notwithstanding the foregoing, neither TCF nor any of its respective officers, directors, agents or employees, shall be obligated, directly or indirectly, to you for any taxes, penalties, interest or like amounts that may be imposed on you on account of any failure of the Agreement to comply with the requirements of Section 409A, or any other section, of the Internal Revenue Code.

11.    LEGAL RIGHTS/RESCISSION: We advise you to consult a lawyer prior to executing this Agreement. In keeping with applicable law, you have 21 days to consider this Agreement before signing it, which you may waive at any time during the period.  In addition, you have 15 days after signing the Agreement in which to rescind it if you so choose (the “Rescission Period”), which cannot by law be waived. In order to be effective, any rescission must be in writing and received by Barbara E. Shaw or sent to her certified mail, return receipt requested, within 15 days after executing this Agreement. This Agreement shall not effective until after the expiration of the Rescission Period has expired without you having exercised your right of revocation.

12.    RELEASE: In consideration of the benefits provided by this Agreement and other good and valuable consideration, you agree that you, individually and on behalf of your family, successors, heirs, and assigns, hereby forever release and discharge TCF Financial Corporation and all of its affiliated companies as well as their directors, officers, supervisors, employees and agents, (collectively referred to herein as the “TCF Releasees”) from any and all claims, demands, causes of action, actions, liabilities, judgments, liens, indebtedness or claims arising from or in any way related to your employment with TCF or any of its affiliates, or the termination thereof, whether under the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Minnesota Human Rights Act, the common law or any other law, statute, ordinance, regulation, or principle, whether known or unknown to you, on or before the date this document is executed. You agree to be bound by the terms of this Agreement including (but not limited to) paragraphs 6, 7 and 8 hereof relating to the Non-solicitation, Non-disparagement, Proprietary Matters, Confidentiality and Legal Issues, respectively. You understand that, upon your acceptance of this Agreement, TCF has no further obligations or liabilities to you of any nature other than as set forth in this Agreement, vested benefits under any TCF benefits plan and rights of indemnification under TCF’s articles of incorporation or by-laws and applicable law. This Agreement also shall not preclude you from filing a charge of discrimination with the Equal Employment Opportunity Commission, although by signing this Agreement, you waive all rights to receive any additional personal monetary recovery as a consequence of such a filing.

ACCEPTANCE OF TERMS AND OBLIGATIONS

I agree to the foregoing. I specifically acknowledge that I am aware of and I understand my obligations under this Agreement, including paragraphs 6, 7 and 8, and that I hereby agree to fully perform those obligations. I further acknowledge and understand that in the event I do not fulfil those obligations, TCF may seek damages from me resulting from my failure to do so.

I hereby acknowledge that I have resigned from all officer positions with TCF as of the Employment Resignation Date identified in this Agreement.

By:	/s/ Neil W. Brown	Date:	12/12/12
Signature/Neil W. Brown

WITNESS:

By: /s/ Kristi J. Brown	Date:	12/12/12
Signature

Kristi J. Brown
Print Name

TCF Financial Corporation

By: /s/ William A. Cooper	Date:	12/14/12
William A. Cooper, Chairman and CEO